Exhibit 99.1

Corporate News
Investor Relations Department Phone: 1-646-290-6400 www.arotech.com

FOR IMMEDIATE RELEASE

Arotech Moves Annual Meeting Date to October 27, 2008

Ann Arbor, Michigan, July 3, 2008, - Arotech Corporation (NasdaqGM: ARTX), a provider of quality defense and security products for the military, law enforcement and security markets, announced today that it is moving the date of its Annual Meeting from August 13, 2008 to October 27, 2008, in order to enable more of its directors to attend the meeting. The Meeting will be on Monday, October 27, 2008 commencing at 10:00 a.m., local time, at the offices of Lowenstein Sandler P.C., 1251 Avenue of the Americas, 18th Floor, New York, New York.

About Arotech Corporation

Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets, including multimedia interactive simulators/trainers, lightweight armoring and advanced zinc-air and lithium batteries and chargers. Arotech operates through three major business divisions: Training and Simulation, Armor, and Battery and Power Systems.

Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan, and research, development and production subsidiaries in Alabama, Michigan, and Israel. For more information on Arotech, please visit Arotech’s website at www.arotech.com.

Contact

Victor Allgeier, TTC Group, (646) 290-6400, vic@ttcominc.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders; and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as amended, and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.